Exhibit 10.27

2014 ANNUAL INCENTIVE PLAN

Purpose
The purpose of the 2014 Annual Incentive Plan (the “Plan”) is to attract, retain, motivate, and reward salaried employees for successful Company, Business Unit and individual performance with awards that are commensurate with the level of performance attained.

Eligibility
Each salaried employee employed by U. S. Concrete and its 100% owned subsidiary companies will be considered an eligible participant in the Plan.

In order to receive any award under this Plan, the employee must be an active employee or on an approved leave of absence at the time of the payment of any bonus award. Employees who leave the Company, either voluntarily or involuntarily, prior to the payment of the bonus award will be ineligible for an award.

Salaried employees hired prior to November 1, 2014 will receive a pro-rata share for any award they are eligible to receive under the provisions of the Plan. Employees hired on or after November 1 are ineligible for a 2014 bonus award.

In order to receive an award, an Individual Performance Review must be completed by the salaried employee’s supervisor and submitted to Human Resources on or before January 31, 2015.

Threshold Performance Level
In order for a bonus to be awarded, the overall Company EBITDA performance must be equal to or greater than 80% of budget. The EBITDA performance to budget can be adjusted at the discretion of the Compensation Committee to reflect non-recurring items, and/or the impact of acquisitions and divestitures.

As the Company and Business Unit EBITDA increases, so does the bonus pool dollars and the percent of target bonus payout (Exhibit I).

In the event that the overall Company EBITDA performance to budget does not exceed 80%, the Compensation Committee may approve the creation of a reduced bonus pool for award to specific individuals and/or Business Units with superior performance.

Award Calculation
The percent of a target bonus available is determined first by the size of the bonus pool created by the Company’s EBITDA performance to budget, and then by (i) the Company’s EBITDA performance, (ii) the Business Unit’s EBITDA performance, and (iii) the individual’s performance relative to specific goals and objectives.

The weighting for each of these three performance criteria is as follows:

Employees Grade 16 and Above:

	Criteria	Weighting Range
U.S. Concrete	EBITDA	20-30%*
Business Unit	EBITDA	45%
Individual	Individual Goal Performance	25-35%

Total		100%

The criteria weighting established by the Chief Executive Officer for the Vice President/General Manager of each Business Unit must be applied to all plan participants Grade 16 and higher within that Business Unit.

Employees Grade 15 and Below:

	Criteria	Weighting Range
U.S. Concrete	EBITDA	20-25%*
Business Unit	EBITDA	50%
Individual	Individual Goal Performance	25-30%

Total		100%

The Vice President/General Manager of each Business Unit has the discretion to determine the appropriate criteria weighting, within the above listed ranges, for individual participants in Grade 15s and below.

*The bonus award for eligible employees in the Corporate Office will be based 75% on the total U.S. Concrete EBITDA performance.

Individual Performance
Each employee’s individual performance target bonus is based on their salary grade level and is expressed as a percentage of their annual base pay (see Exhibit II).

Employees who are promoted into a higher grade level position prior to June 1, 2014 will have their bonus calculated on the higher target bonus percentage (and base salary if appropriate). The target bonus percentage for employees promoted on or after June 1 will be prorated to reflect the mid-year grade level and salary increase.

An employee’s performance relative to their annual goals and objectives will be evaluated and based upon the Individual Goals and Objectives - Performance Rating Scale, attached as Exhibit III. This scale allows employees with superior goal performance to receive a larger percentage of their target bonus.

Bonus Awards
All bonus awards are contingent on the approval of the Compensation Committee and Board of Directors. All payments will be paid as soon as administratively feasible after the previous year’s financial results are finalized. An individual may not receive more than 150% of their target bonus.

Plan Administration
The Plan shall be administered by the Chief Executive Officer, the Chief Financial Officer, and the Vice President of Human Resources, referred to collectively hereafter as the “Plan Administrators.” The Plan Administrators shall have sole authority to construe and interpret the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to exercise discretion in interpolating performance levels and award payouts outside of or within designated ranges, and to take all such steps and make all such determinations in connection with the Plan and Bonus Payments granted hereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants.

Plan Communication
A copy of the Plan (including Exhibits) and the performance review form should be distributed to each eligible employee.

Retirement, Termination, Death and Disability
The Plan Administrators may, but are not required to, grant a pro-rated bonus award as it deems advisable to an eligible employee (or beneficiary in the event of death) who terminates employment during 2014 due to retirement, involuntary termination not for cause, or disability. Payment of this pro-rated bonus will be made at the same time payment is made to other participants in accordance with the terms and conditions of this Plan, and may require the participants to sign a waiver and release with the Company.

No Right to Continued Employment
The Plan shall not create any contractual or other right to receive a bonus award or other benefits in the future. All determinations with respect to any such payments shall be made at the sole discretion of the Plan Administrators. An employee’s participation in the Plan shall not create a right to further employment nor interfere with the ability of the Company to terminate their employment with or without cause.

Termination
The Plan is in effect for the 2014 calendar year. The Plan Administrators may at any time suspend the operation of or terminate the Plan.

/s/ William J. Sandbrook
William J. Sandbrook
President and CEO
U.S. Concrete, Inc.

Exhibit I

	2014 Bonus Scale - Overall Company Performance					Business Unit Scale
	USC Consolidated EBITDA (pre bonus)	EBITDA Achieve as % of Budget	Bonus % of EBITDA	Max Bonus Payout	% of Employee Target	BU EDITDA Achieve as % of Budget	% of Employee Target

Maximum Payout	103,647	150%	9.7%	10,064	150%	150%	150%
	102,265	148%	9.7%	9,929	148%	148%	148%
	100,883	146%	9.7%	9,795	146%	146%	146%
	99,501	144%	9.7%	9,661	144%	144%	144%
	98,119	142%	9.7%	9,527	142%	142%	142%
	96,737	140%	9.7%	9,393	140%	140%	140%
	95,355	138%	9.7%	9,258	138%	138%	138%
	93,973	136%	9.7%	9,124	136%	136%	136%
	92,591	134%	9.7%	8,990	134%	134%	134%
	91,209	132%	9.7%	8,856	132%	132%	132%
	89,827	130%	9.7%	8,722	130%	130%	130%
	88,445	128%	9.7%	8,588	128%	128%	128%
	87,063	126%	9.7%	8,453	126%	126%	126%
	85,682	124%	9.7%	8,319	124%	124%	124%
	84,300	122%	9.7%	8,185	122%	122%	122%
	82,918	120%	9.7%	8,051	120%	120%	120%
	81,536	118%	9.7%	7,917	118%	118%	118%
	80,154	116%	9.7%	7,782	116%	116%	116%
	78,772	114%	9.7%	7,648	114%	114%	114%
	77,390	112%	9.7%	7,514	112%	112%	112%
	76,008	110%	9.7%	7,380	110%	110%	110%
	74,626	108%	9.7%	7,246	108%	108%	108%
	73,244	106%	9.7%	7,112	106%	106%	106%
	71,862	104%	9.7%	6,977	104%	104%	104%
	70,480	102%	9.7%	6,843	102%	102%	102%
2014 Budget	69,098	100%	9.7%	6,709	100%	100%	100%
	67,716	98%	9.2%	6,239	93%	98%	93%
	66,334	96%	8.7%	5,770	86%	96%	86%
	64,952	94%	8.2%	5,300	79%	94%	79%
	63,570	92%	7.6%	4,830	72%	92%	72%
	62,188	90%	7.0%	4,361	65%	90%	65%
	60,806	88%	6.4%	3,891	58%	88%	58%
	59,424	86%	5.8%	3,422	51%	86%	51%
	58,042	84%	5.1%	2,952	44%	84%	44%
	56,660	82%	4.4%	2,482	37%	82%	37%
80% of Budget	55,278	80%	3.6%	2,013	30%	80%	30%

Exhibit II

2014 Individual Target Bonus Percentage Chart

Grade Level	Target
21	100%
20	60%
19	40%
18	35%
17	30%
16	25%
15	20%
14	15%
13	12.50%
12	10%
11	5%
10	5%
9 and below	3%

Exhibit III
Individual Goals and Objectives - Performance Rating Scale

Achieved	% of Target
150%	150.0%
148%	148.0%
146%	146.0%
144%	144.0%
142%	142.0%
140%	140.0%
138%	138.0%
136%	136.0%
134%	134.0%
132%	132.0%
130%	130.0%
128%	128.0%
126%	126.0%
124%	124.0%
122%	122.0%
120%	120.0%
118%	118.0%
116%	116.0%
114%	114.0%
112%	112.0%
110%	110.0%
108%	108.0%
106%	106.0%
104%	104.0%
102%	102.0%
100%	100.0%
99%	96.5%
98%	93.0%
97%	89.5%
96%	86.0%
95%	82.5%
94%	79.0%
93%	75.5%
92%	72.0%
91%	68.5%
90%	65.0%
89%	61.5%
88%	58.0%
87%	54.5%
86%	51.0%
85%	47.5%
84%	44.0%
83%	40.5%
82%	37.0%
81%	33.5%
80%	30.0%
<80%	—%